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                                 CODE OF ETHICS

VERSION 5.0

1. STATEMENT OF GENERAL PRINCIPLES ...............................................................................2
2. DEFINITIONS....................................................................................................2
3. OBJECTIVE AND GENERAL PROHIBITIONS ............................................................................3
4. PROHIBITED TRANSACTIONS .......................................................................................4
   4.1. ALL EMPLOYEES.............................................................................................4
   4.2. DANISH EMPLOYEES IN DENMARK ..............................................................................6
   4.3. NON-DANISH AND DANISH EMPLOYEES OUTSIDE DENMARK ..........................................................6
   4.4. NORWEGIAN EMPLOYEES IN NORWAY.............................................................................7
   4.5. FINNISH EMPLOYEES IN FINLAND..............................................................................7
   4.6. US EMPLOYEES IN THE US, GERMAN EMPLOYEES IN GERMANY AND UK EMPLOYEES IN THE UK............................7
5. PRE-CLEARANCE OF TRANSACTIONS..................................................................................7
   5.1. FROM WHOM OBTAINED........................................................................................8
   5.2. TIME OF CLEARANCE.........................................................................................8
   5.3. FORM......................................................................................................8
   5.4. FILING....................................................................................................8
   5.5. FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS .................................................8
   5.6. MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE ......................................................9
6. REPORTING......................................................................................................9
   6.1. ACCOUNTS..................................................................................................9
   6.2. INITIAL AND ANNUAL HOLDING REPORTS .......................................................................9
   6.3. QUARTERLY REPORTS .......................................................................................10
   6.4. EXEMPTION................................................................................................11
   6.5. NORWEGIAN EMPLOYEES IN NORWAY............................................................................11
   6.6. FINNISH EMPLOYEES IN FINLAND.............................................................................11
7. CERTIFICATION BY EMPLOYEES....................................................................................11
8. SANCTIONS.....................................................................................................12
9. ADMINISTRATION AND CONSTRUCTION...............................................................................12
   9.1. GLOBAL COMPLIANCE OFFICER................................................................................12
   9.2. LOCAL COMPLIANCE OFFICER.................................................................................12
10. CO-ORDINATION WITH OTHER RULES FOR PERSONAL TRANSACTIONS.....................................................14



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                                 CODE OF ETHICS

1. STATEMENT OF GENERAL PRINCIPLES

The purpose of Nordea Investment Management's ("NIM") Code of Ethics ("Code") is to establish standards and procedures for handling conflicts of interest as well as to prevent from abuse of the fiduciary duties that NIM has as an investment adviser.

The Code is based on the principle that the employees of NIM ("Employees") who provide services to the clients of NIM ("Clients") or who in the course of their duties obtain information regarding the Clients investment transactions, owe a fiduciary duty to the Clients to conduct their personal securities transactions in a manner that does not interfere with the Client's transactions or otherwise take unfair advantage of their position. All Employees are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

All Employees shall place the interests of the Clients first and the interest of NIM second before their own personal interests. Technical compliance with the Code will not automatically insulate any Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Clients. Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Clients.

Every Employee must read and retain this Code, and should recognise that he or she is subject to the provisions hereof.

2. DEFINITIONS

(A) "Beneficial Ownership" for the purposes of this Code should be deemed to include, but not be limited to, any interest by which an Employee can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security. Transactions performed for the account of spouses, parents, minor children or other closely related persons of the Employee as well as by entities over which the Employee exercises control or influence or by investment clubs or comparable groups in which the Employee is a participant are to be considered as beneficial ownership.

(B) "Local Compliance Officer" means the local compliance officer as defined in the NIM Procedures Manual. "Global Compliance Officer" means the global compliance officer as defined in the NIM Procedures Manual.

(C) "Control" includes the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. Control shall be presumed to exist where a person owns beneficially, either directly or through one or more companies, more than 25% of the voting Securities of a company. "Influence" in a company or another entity is exercised by a person who holds the position of a managing



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    director or a member of the board of directors or the supervisory board of that entity or a partner in a partnership.

(D) "Security" should be deemed to include any and all stock, mutual fund shares, debt obligations, and similar instruments of whatever kind, including any right or warrant to purchase a security, or option to acquire or sell a security, a group or index of securities or a foreign currency. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any financial instrument which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

(E) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(F) "Management" is defined as the Executive Management Committee of NIM.

3. OBJECTIVE AND GENERAL PROHIBITIONS

All Employees must recognise that they are expected to conduct their personal activities in accordance with the standards set forth in this Code. Therefore, an Employee may not engage in any personal investment transaction in circumstances where the Employee benefits from or interferes with the purchase or sale of investments by the Clients. In addition, Employees may not use information concerning the investments or investment intentions of the Clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Clients or NIM (or any other participant in the market for that security).

Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which is likely to jeopardize the integrity of the Clients, NIM or its Employees, or which involves false or misleading statements. In this regard, Employees should recognise that it is unlawful for any affiliated person or principal underwriter of the Clients, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the Client to:

   (i)   Employ any device, scheme or artifice to defraud the Client;

   (ii) Make any untrue statement of a material fact to the Client or omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;



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   (iii) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Client; or

   (iv)  Engage in any manipulative practice with respect to the Client.

Employees should also recognise that a violation of this Code may result in the imposition of: (1) sanctions as provided by Section 8 below; or (2) administrative, civil and, in certain cases, criminal fines sanctions or penalties.

4. PROHIBITED TRANSACTIONS

Employees are subject to the general rules in the Nordea Group (the rules apply to all employees without exception) as well as any supplementary local rules applicable to the department or unit of employment.

EXEMPTION/PRE-CLEARANCE
To seek exemption from any provisions within this section, the Employee must submit a request in writing to the Local Compliance Officer and obtain approval before engaging in any transactions.

The Local Compliance Officer will conduct an appropriate review of all trades of Employees and report any violations of the restrictions contained within this section to the management of the unit, the Global Compliance Officer as well as the Compliance- and Operational Risk Management organisations of Nordea.

4.1. ALL EMPLOYEES

Employees may not:

    - Take out loans or make draw downs on approved credit facilities with a view to buying Securities when the bought Securities or other Securities are furnished as collateral in respect of the loans or credit facilities. Loans for buying mortgage bonds with a view to repaying mortgage loans based on the same bond series are exempt from this provision.

    - Furnish collateral in the form of Securities in respect of loans or credit facilities the proceeds of which are used for buying Securities.

    -   Trade in financial instruments or enter into forward transactions.

    - Buy shares or stakes in companies where trading in financial instruments constitutes a major activity. Still, Employees are allowed to buy shares and stakes in banks, insurance companies, mortgage institutions, stock-broking firms as well as shares in mutual funds and specialised funds etc.

    -   Enter into transactions in Securities where a Client is counterpart.



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    -   Accept any gifts with a value above Euro 50 from clients, business associates, suppliers etc. If you receive any gift above an estimated value of Euro 50 you must report it to your manager, who either will ask you to return the gift or obtain approval by an EMG member, that you may keep the gift. The policy of EMG approval is that gifts with a value of up to Euro 150 are acceptable for approval. If receipt of a gift above Euro 50 is accepted, the gift must be registered with the local compliance officer. Gifts for business associates has a limit of Euro 50 and at anniversaries/birthdays up to Euro 150. If any business associates are to receive any gifts above Euro 150, approval by an EMG member approval is required. All gifts for business associates/clients exceeding Euro 150 must be registered with the local compliance officer.

    - Take out housing loans/loans for buying mortgage bonds in other currencies than the local currency where the Employee is employed. For European Employees housing loans/loans for buying mortgage bonds in Euro are also allowed.


        The above applies irrespective of whether loans are raised with the bank or elsewhere.

To avoid any suspicion about unethical conduct all Employees must observe the following supplementary rules:

    - Employees may not make opposite trades in (buy and sell or sell and buy) the same Security within a period of three months. The rule implies that an Employee who has sold a Security from one custody account may not buy the same Security within a period of three months - irrespective of for which custody account the purchase is intended. Correspondingly, an Employee who has bought a Security for one custody account may not sell the same Security during the following 3-month period - irrespective of from which custody account the Employee wants to sell.

        EXCEPTIONS:

    - An exception to this rule is buying/selling mortgage bonds on refinancing or when raising own home loans.

    - For Norwegian Employees in Norway the period for keeping securities (except mutual fund shares) after purchase is 12 months. Any exception from this has to be confirmed by the Norwegian FSA.

    - An Employee may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that a Client or NIM on behalf of a Client has purchased or sold the Security within the last 7 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 7 calendar days, or the Security is being considered for purchase of sale by a Client. However, Client trades executed because of unexpected Client driven events, typically a specific request from a Client of either withdrawing or putting new



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        money into the portfolio, if unknown to the Employee, may be deemed sufficient explanation for Employee trading activity within 7 days client activity.

    No employee may buy or sell securities based on information:

    -   Which is not yet available to Clients; or

    - Upon which the Clients have not yet had a chance to act. As a general rule, the Client should have had a chance to act at the close of business on the day on which the information in question was made known in the market.

An exemption to prohibited transactions may be granted under special circumstances pursuant to the pre-clearance procedures described in Section 5.

4.2. DANISH EMPLOYEES IN DENMARK

In Denmark (including the investment centres) all custodial accounts of the Employees must as the main rule be kept with Staff Banking Services at Nordea Bank Danmark A/S and any new accounts to be held elsewhere must be pre-cleared by the Local Compliance Officer. Any outside accounts kept by an Employee at the start of the employment shall be transferred to the bank within a reasonable period of time unless otherwise agreed in writing with the Local Compliance Officer.

All Employees' orders to buy or sell Securities, including foreign currency are to be made via Online Investering (Online Investment) on the Intranet (Link to general business procedures relating to Online Investering) or via Staff Banking Services ("Medarbejderbanken").

The only standing exception is foreign currency for travel purposes.

Employees may not prior to a trade agree on the price with the market-maker.

4.3. NON-DANISH AND DANISH EMPLOYEES OUTSIDE DENMARK

Non-Danish employees working in NIM Denmark and Danish Employees working for NIM outside Denmark are permitted to keep custody accounts outside of Staff Banking Services provided that the Employees at the start of their employment obtain written approval from the Local Compliance Officer regarding these custody accounts. However, on an annual basis the specific accounts maintained outside of Staff Banking Services must be declared and prior to opening any new custodial accounts, pre-clearance must be obtained from the Local Compliance Officer. The existence of custodial accounts outside of Staff Banking Services does NOT exempt the Employee from any other provisions of this Code. The Employee is still responsible for adherence to all other provisions of this Code.



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4.4. NORWEGIAN EMPLOYEES IN NORWAY

In addition to the other rules of this Code Norwegian Employees in Norway are not allowed to trade with the brokers most used by Nordea Investment Management ASA. A list of these brokers is updated every 6 months and distributed to all Norwegian Employees.

Norwegian Employees who participate in savings programs in mutual fund shares may not sell the mutual fund shares within three months from having started the saving program or after the last redemption in the mutual fund shares.

4.5. FINNISH EMPLOYEES IN FINLAND

All Employees' orders to buy or sell Securities shall be made via the broker-assisted Solo-portfolio service or alternatively via Nordea Markets. In order to safeguard the automatic monitoring of the transactions Employees are not permitted to keep custody/-securities accounts outside the Nordea Bank Finland Ltd. Any outside accounts kept by an Employee at the start of the employment shall be transferred to the bank within a reasonable period of time.

4.6. US EMPLOYEES IN THE US, GERMAN EMPLOYEES IN GERMANY AND UK EMPLOYEES IN THE UK

Employees are permitted to keep custody accounts outside the Nordea Group provided that the Employees obtain written approval from the Local Compliance Officer regarding these custody accounts. However, on an annual basis the specific accounts maintained outside the Nordea Group must be declared and pre-clearance must be obtained from the Local Compliance Officer prior to opening any new custodial accounts. The existence of custodial accounts outside the Nordea Group does NOT exempt the Employee from any other provisions of this Code. The Employee is still responsible for adherence to all other provisions of this Code.

5. PRE-CLEARANCE OF TRANSACTIONS

Employees must pre-clear transactions in a Security (which shall for the purpose of this provision be deemed to include a series of related transactions in a Security) exceeding USD $10,000 or the equivalent in the local currency. However, transactions in mortgage bonds which are done in connection with the purchase, sale or refinancing of ones own residence are exempt from this provision.

Initial Public Offerings (IPO's) and Private Placements

Employees must pre-clear any transaction involving investments in IPO's and/or private placements regardless of the amount of the transaction.



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5.1. FROM WHOM OBTAINED

Pre-clearance of a personal transaction in a Security may be obtained only from the Local Compliance Officer or a person who has been designated by the Local Compliance Officer to pre-clear transactions. The Local Compliance Officer and these designated persons are each referred to as a "Clearing Officer". A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

5.2. TIME OF CLEARANCE

(1) Employees may pre-clear trades only in cases where they have a genuine intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Employee to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Employee may not simultaneously request pre-clearance to buy and sell the same Security.

(2) Pre-clearance of a trade shall be valid and in effect only for a period of two trading days, including the day pre-clearance is given; provided, however, that a pre-clearance expires upon the Employee becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Employee becomes aware of new or changed facts or circumstances which give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the Employee shall be required to inform a Clearing Officer before proceeding with such transaction.

5.3. FORM

Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and by obtaining the signature of a Clearing Officer. The form to be used in seeking pre-clearance is annexed hereto as Schedule A. Alternatively, an e-mail containing the same information can be sent for the approval of the Clearing Officer.

5.4. FILING

A copy of all completed clearance forms, with the required signatures or approvals, shall be retained by the Local Compliance Officer.

5.5. FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

A Clearing Officer may refuse to grant clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to clear a proposed transaction:



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(1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

(2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of a Client;

(3) Whether the chance of a conflict of interest is remote; and

(4) Whether the transaction is likely to affect a Client adversely.

5.6. MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE

After clearance is given to an Employee, the Local Compliance Officer shall monitor the Employee's transactions to ascertain whether the cleared transaction was executed within the prescribed time period and in the specified amount.

6. REPORTING

6.1. ACCOUNTS

Employee's are required to notify the Local Compliance Officer of all securities/brokerage accounts through which Securities in which they have Beneficial Ownership are held, purchased or sold ("Personal Securities Accounts"), and shall promptly notify the Local Compliance Officer any time a new Personal Securities Account is opened. Notification to Compliance should be done using Schedule C. In addition, Employees shall make arrangements so that duplicate confirmations and statements relating to all Personal Securities Accounts are sent to the Local Compliance Officer, unless the Local Compliance Officer grants an exemption from this requirement in writing.

6.2. INITIAL AND ANNUAL HOLDING REPORTS

All employees must provide the Local Compliance officer with an initial holdings report listing all securities he or she beneficially owns no later than 10 days after he or she becomes employed. This report must be filed annually by January 30th. This report must list every Security that the Employee beneficially owns. It must include the title of the Security, the numbers of shares held, and the principal amount of the Security. The initial and annual holding reports must be filed using Schedule D.

As regards the annual holding report arrangements have been made for the Finnish Employees in Finland for automatic reporting of the holdings in the Finnish book-entry system to the Local Compliance Officer. The relevant Employee must sign that report and acknowledge via Schedule D that the holdings automatically reported to Compliance together with any holdings listed in Schedule D constitute the entire holdings for that Employee.



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6.3. QUARTERLY REPORTS

Within ten (10) days after the end of each calendar quarter, each employee shall make a written report to the Local Compliance Officer of all transactions that occurred in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Security.

Such report is hereinafter called a "Quarterly Securities Transaction Report."

A Quarterly Securities Transaction Report shall be in the form annexed hereto as Schedule B and must contain the following information with respect to each reportable transaction:

    (1) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

    (2) Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

    (3) Name of the broker, dealer or bank with or through whom the transaction was effected.

    (4) Whether the Employee have opened any new brokerage accounts and if so, the name of the broker, account number, and date opened. This applies to all brokerage accounts including exempt securities (this means that all open end mutual fund company accounts would need to be declared).

Transactions effected in Personal Securities Accounts as to which the Local Compliance Officer is being furnished with confirmations and statements need not be included in the Quarterly Securities Transaction Report, provided that the report includes a certification that there are no reportable transactions other than those set forth in the Quarterly Securities Transaction Report and in confirmations and statements for such accounts. Alternatively, the Local Compliance Officer may approve an abbreviated version of Schedule B that omits such information for use by Employees who furnish confirmations and statements to the Local Compliance Officer.

A Quarterly Securities Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates.

It is the responsibility of each Employee to take the initiative to comply with the requirements of this Section. Any effort by NIM to facilitate the reporting process does not change or alter that responsibility.

As regards all transactions executed through the "Medarbejderbanken", Solo or Nordea Markets arrangements have been made for automatic transaction reporting to the Local Compliance Officer. The relevant Employee must sign that report and acknowledge via Schedule B that the transactions automatically reported to the Local Compliance Officer constitute the entire list of transactions for that Employee.



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6.4. EXEMPTION

The reporting requirements do not apply to:

    1. Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

    2.  Bank certificates of deposit and bankers' acceptances;

    3. Money market instruments (including repurchase agreements) with a stated maturity of 12 months or less;

    4.  Government Bonds, e.g. U.S. Treasury obligations;

    5. Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of any such rights with the exception of Finnish Employees in Finland in case the underlying Securities are held in the custody of an outside institution;

    6.  Involuntary (i.e., non-volitional) purchases and sales of Securities

    7. Transactions in an account over which the Employee does not exercise, directly or indirectly, any influence or control.

6.5. NORWEGIAN EMPLOYEES IN NORWAY

Further to the Monthly Securities Transactions Report Norwegian Employees in Norway immediately have to report to the Local Compliance Officer each Personal Securities Transaction by which he or she acquired or disposed of Beneficial Ownership in any Security.

The Local Compliance Officer will on an annual basis give the Board of NIM Norway an overview of these transactions.

6.6. FINNISH EMPLOYEES IN FINLAND

Further to the Quarterly Securities Transactions Report Finnish Employees in Finland must immediately report to the Local Compliance Officer, whenever holdings in Securities outside the Finnish book-entry system are altered with at least EUR 4000 or the traded Securities are held in the custody of an outside institution.

7. CERTIFICATION BY EMPLOYEES

Employees shall be required to certify not more than 30 days after they become employed, and annually thereafter (by January 30th), that they have read and understand this Code and recognise that they are



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subject to it. Employees shall also be required to certify annually that they have complied with the requirements of this Code. The form of certification is annexed hereto as Schedule C.

8. SANCTIONS

Any violation of this Code shall be subject to the imposition of such sanctions by NIM as may be deemed appropriate under the circumstances to achieve the purposes of this Code. Any sanctions to be imposed shall be determined by the Management of NIM. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Client and the more advantageous price paid or received by the offending person.

9. ADMINISTRATION AND CONSTRUCTION

(A) On an annual basis, and at such other times as deemed to be necessary or appropriate by the Management, the Management shall review the operation of this Code and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of local laws and regulations.

(B) This Code may not be amended or modified except in a written form, which is specifically approved by the Management. Also, if any Client has approved this Code, the Client has to approve in writing the new version of the Code.

(C) The Local Compliance Officer may delegate to one or more other officers or employees of NIM such responsibilities of the Local Compliance Officer as he or she may deem appropriate; provided, that: (i) such delegation shall be set forth in writing and retained as part of the records of NIM; and (ii) it shall be the responsibility of the Local Compliance Officer to supervise the performance by such persons of the responsibilities, which have been delegated to them.

9.1. GLOBAL COMPLIANCE OFFICER


The Global Compliance Officer will be responsible for:

(A) Providing at least annually a written report to the Management of NIM that describes issues and violations arising under this Code since the last such report.

(B) Determining in conjunction with the Management, any appropriate sanctions based upon violations reported from Local Compliance Officers.



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9.2. LOCAL COMPLIANCE OFFICER

The administration of this Code on a local level, shall be the responsibility of the Local Compliance Officer.

(A) Duties of the Local Compliance Officer:

    (1) Continuous maintenance of current lists of the names of all Employees, with an appropriate description in each case of the titles or employment of such persons, including a notation of any directorships held by Employees;

    (2) On an annual basis, providing each Employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

    (3) Maintaining or supervising the maintenance of all records and reports required to be kept by NIM pursuant to this Code;

    (4) Preparing listings of all transactions effected by Employees who are subject to the requirement to file Quarterly Transaction Reports and reviewing such transactions against a list of all transactions effected by the Clients;

    (5) Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of this Code;

    (6) Conducting such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Management of NIM;

    (7) Submission of a half-yearly report to the Global Compliance Officer and/or the Management of NIM containing a description of any violation of this Code by an Employee and any recommendations for sanctions; any transactions which suggest the possibility of a violation of interpretations issued by the Local Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code; and

    (8) Such other duties as are set forth in this Code.

(B) Record Keeping Requirements of the Local Compliance Officer:

    (1) Copies of all Personal Transactions Policies of NIM and schedules thereto which have been in effect at any time during the past five (5) years.

    (2) A record of each violation of this Code and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of NIM in which the violation occurred;

    (3) A copy of each report made by an Employee or the Local Compliance Officer pursuant to this Code, for a period of not less than five (5) years from the end of the fiscal year of NIM in which such report is made or issued, the last three (3) years in a place that need not be easily accessible; and

    (4) A list of all persons who are, or within the past five (5) years have been, required to report pursuant to this Code.



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                                 CODE OF ETHICS


10. CO-ORDINATION WITH OTHER RULES FOR PERSONAL TRANSACTIONS

The Employees are also subject to any other local rules and policies as regards personal securities transactions and insider trading. However, no other rule can supersede this Code in any way that would undermine the objectives of this Code.



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                                 CODE OF ETHICS


SCHEDULE A - Pre-clearance Form

Nordea Investment Management

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial Ownership:

Is this an IPO or Private Placement?    IPO______    Private Placement _______

PURCHASES AND ACQUISITIONS

        No. of Shares
        or Principal        Name of          Current Market Price        Name of
Date       Amount           Security           Per Share or Unit         Broker
----    -------------       --------         --------------------        -------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SALES AND OTHER DISPOSITIONS


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Date:                                    Signature:
      -----------------------                       ----------------------------

                                         Print Name:
                                                    ----------------------------

Permission Granted                       Permission Denied
                   -----                                   -----

Date and Time:                           Signature:
              ---------------                       ----------------------------
                                                         (Clearing Officer)



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                                 CODE OF ETHICS



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                                 CODE OF ETHICS


SCHEDULE B

NORDEA INVESTMENT MANAGEMENT

QUARTERLY SECURITIES TRANSACTION REPORT

Please sign and date this report and return it to the Local Compliance Officer no later than the 10th day of the month following the end of the quarter. Use reverses side if additional space is needed.

"I certify that this report, together with the confirmations and statements for any Personal Securities Account(s) as to which I have arranged for the Local Compliance Officer to receive duplicate confirmations and statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any Security in which I had or have any direct or indirect Beneficial Ownership that are required to be reported by me pursuant to Section 6.3 of the Code." (If no such transactions took place write "NONE".)

PURCHASES AND ACQUISITIONS

          No. of Shares
Trade      or Principal       Name of         Unit        Total
Date          Amount          Security        Price       Price        Broker
----      -------------       --------        -----       -----        ------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


SALES AND OTHER DISPOSITION


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date Completed:                                 Signature:
               ------------------------                   ----------------------
                                                Print Name:
                                                           ---------------------



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                                 CODE OF ETHICS



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                                 CODE OF ETHICS


SCHEDULE C

NORDEA INVESTMENT MANAGEMENT

ACKNOWLEDGMENT OF COMPLIANCE WITH CODE OF ETHICS

I have read and understand the Personal Securities Transaction Code of NIM Version 5.0 (the "Code"). I recognise that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. Furthermore, if during the past calendar year I was subject to the Code, I certify that I complied in all respects with the requirements of the Code as in effect during that year.

I certify that my Personal Securities Accounts are as follows:

Title of Account               Name of Broker                 Account Number
----------------               --------------                 --------------






I hereby authorize the Compliance Officers of Nordea Investment Management to obtain information on my Personal Securities Accounts as listed above.

I am a director of the following public and private companies:


Date Completed:                             Signature:
               -----------------------                --------------------------

Print:                                      Name:
      --------------------------------           -------------------------------



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                                 CODE OF ETHICS


SCHEDULE D - HOLDINGS REPORT

NORDEA INVESTMENT MANAGEMENT

INITIAL / ANNUAL HOLDINGS REPORT

All employees must provide the local Compliance officer with a initial holdings report listing all Securities he or she beneficially owns no later than 10 days he or she becomes employed. This report must be filed annually by January 30th. This report must list every security that the employee beneficially owns. It must include the title of the security, the numbers of shares held, and the principal amount of the security.

Date of Report?
                -------------------------------------------------------------


Security Name            Number of Shares               Market Value of Holding
-------------            ----------------               -----------------------





Date:                                   Signature:
     --------------------------                   ------------------------------
                                        Print Name:
                                                   -----------------------------



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